UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 26, 2022 (October 25, 2022)

CUBESMART

CUBESMART, L.P.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (CubeSmart)	001-32324	20-1024732
Delaware (CubeSmart, L.P.)	000-54462	34-1837021
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Old Lancaster Road
Malvern,
Pennsylvania
19355
(Address of Principal
Executive Offices)

(610) 535-5000

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, $0.01 par value per share, of CubeSmart	CUBE	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company (CubeSmart) ☐

Emerging Growth Company (CubeSmart, L.P.) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

CubeSmart ☐

CubeSmart, L.P. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2022, the Board of Trustees (the “Board”) of the Company increased the size of the Board to nine members and immediately appointed Dr. Jit Kee Chin to serve as a member of the Board to fill the vacancy created thereby. Dr. Chin was appointed pursuant to the Third Amended and Restated Bylaws of the Company which provide that the Board has the sole authority to fill any vacancy on the Board, including a vacancy created by an increase in the number of Trustees. Dr. Chin has also been appointed to serve on the Audit Committee of the Board. After giving effect to Dr. Chin’s appointment, the Audit Committee consists of the following members:  John R. Remondi (Chair), Jeffrey Rogatz, John Fain and Jit Kee Chin. Dr. Chin received a restricted stock grant with a grant date value of $50,000 as compensation for Board service. The restricted stock grant will vest on October 25, 2023 and is made on terms commensurate with stock grants made to other Company trustees.

Dr. Chin is an Executive Vice President at Suffolk Construction Corporation Inc. (“Suffolk”), a national privately-held general contractor. She has served as the Chief Data Officer (CDO) since 2017, responsible for building new data analytics capabilities for Suffolk, setting vision and strategy, driving business insight through analytics and operationalizing the data transformation. Additionally, she’s served as Chief Innovation Officer (CInO) since 2019, when she co-founded Suffolk Technologies, a venture investment program that identifies, invests in and supports disruptive technologies for the built environment. Dr. Chin also serves as a Managing Partner of Suffolk Technologies Fund 1. She has served on Suffolk’s enterprise steering committee from 2018 to 2020, which governs development and implementation of strategic initiatives, and is now a member of Suffolk’s Invest Executive Committee and Innovate Executive Committee.

From 2008 to 2017, she served in various positions with McKinsey & Company, a global strategy consulting company, including as a Senior Expert in analytics from 2016 to 2017, and as an Associate Principal from 2013 to 2016, where she focused on strategic, commercial and analytics consulting for transport, travel, hospitality and logistics clients. Dr. Chin holds a Doctor of Philosophy degree from the Massachusetts Institute of Technology and a Bachelor of Science degree from the California Institute of Technology. In addition to the CubeSmart Board of Trustees, Dr. Chin also serves on the Board of Directors and Audit Committee of STAG Industrial Inc.

The Board determined that Dr. Chin meets the standards for Trustee independence established by the New York Stock Exchange and the Board. There is no arrangement or understanding between Dr. Chin and any other persons pursuant to which the Board determined to nominate Dr. Chin for election to the Board and Dr. Chin does not have any related party transactions with CubeSmart that would require disclosure under Item 404(a) of Regulation S-K. CubeSmart will enter into its standard form of indemnification agreement for non-management Trustees with Dr. Chin, the form of which has been filed as an exhibit to CubeSmart’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 5, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBESMART

	By:	/s/ Jeffrey P. Foster
	Name:	Jeffrey P. Foster
	Title:	Chief Legal Officer & Secretary
Date: October 26, 2022

CUBESMART, L.P.

By CUBESMART, its general partner

	By:	/s/ Jeffrey P. Foster
	Name:	Jeffrey P. Foster
	Title:	Chief Legal Officer & Secretary

Date: October 26, 2022